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                                      EXHIBIT 23.4

                            Independent Auditor's Consent
                            -----------------------------

     We consent to the incorporation by reference in the registration statement (No. 333 - __________ on Form S-4 of U.S. Office Products Company of our report dated August 28, 1996 with respect to the balance sheet of Hano Document Printers, Inc. as of December 31, 1995 and the related statements of income, stockholder's equity and cash flows for the year then ended which report appears in the April 25, 1998 annual report on Form 10-K of U.S. Office Products Company and to the reference to our firm under the heading "Experts" in the Prospectus.


/s/  KPMG Peat Marwick LLP
--------------------------

KPMG PEAT MARWICK LLP
Norfolk, Virginia
August 3, 1998